SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):    March 26, 2002

MENTOR GRAPHICS CORPORATION
(Exact name of registrant as specified in its charter)

Oregon	0-13442	93-0786033
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

8005 S.W. Boeckman Road, Wilsonville, Oregon 97070-7777
(Address of principal executive offices) (Zip Code)

(503) 685-7000
(Registrants’ telephone number, including area code)

N/A
(former name or former address, if changed since last report)

ITEM 2.    Acquisition or Disposition of Assets

On March 27, 2002, Mentor Graphics Corporation, an Oregon corporation (“Mentor”), issued a press release announcing the expiration of the initial offering period of its tender offer (“Offer”) for the publicly-held shares of common stock of IKOS Systems, Inc. (“IKOS”). The Offer expired at 12:00 midnight New York City time, on Tuesday, March 26, 2002. A copy of the press release issued by Mentor on March 27, 2002 providing the initial results of the Offer is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Based on preliminary information provided by Wilmington Trust Company, the depositary for the Offer, as of the close of business on March 26, 2002, 7,836,636 shares of IKOS common stock had been validly tendered into the Offer, which, together with the 841,600 shares already beneficially owned by Mentor, represents approximately 85.63% of IKOS’ outstanding common stock (based upon 10,134,944 shares outstanding as of March 25, 2002). The outstanding shares have been tendered and cancelled by IKOS’ transfer agent. Tendering stockholders will be paid $11.00 per share in cash for each validly tendered share.

The tender offer was made pursuant to an Agreement and Plan of Merger and Reorganization, by and among Mentor, Fresno Corporation, a Delaware corporation and a wholly-owned subsidiary of Mentor (“Purchaser”), and IKOS, dated as of March 12, 2002 (the “Merger Agreement”). The details of the tender offer were disclosed in a Tender Offer Statement on Schedule TO, filed with the Securities and Exchange Commission on December 7, 2001 and subsequently amended and supplemented by a Supplement dated March 13, 2002. Purchaser has accepted all validly tendered shares and commenced a subsequent offering period to acquire any remaining shares of IKOS common stock. The subsequent offering period will expire at 12:00 midnight New York City time on the earlier of (1) the date upon which shares of IKOS’ common stock validly tendered and not withdrawn, together with shares of IKOS’ common stock then owned by Mentor and Purchaser, represent at least 90% of IKOS’ outstanding common stock or (2) Tuesday, April 23, 2002.

Further pursuant to the Merger Agreement, Purchaser will be merged (the “Merger”) with and into IKOS with the surviving company becoming a wholly-owned subsidiary of Mentor. If after the expiration of the subsequent offering period, Mentor and Purchaser have acquired at least 90% of the then outstanding IKOS common stock, the Merger will be accomplished under short-form merger procedures without a vote of IKOS stockholders. Following the Merger, all remaining IKOS stockholders who did not tender their shares in the tender offer will be paid the same $11.00 per share in cash paid in the tender offer. Upon completion of the Merger, IKOS will deregister its common stock and will no longer be publicly traded.

ITEM 7.    Financial Statements, Pro Forma Financial Information and Exhibits

(a)  Financial Statements:

At this time it is impracticable to provide the Financial Statements with respect to the transactions described in this report. The Financial Statements will be filed by amendment to this report not later than 60 days after the date on which this report is required to be filed.

(b)  Pro Forma Financial Information:

At this time it is impracticable to provide the Pro Forma Financial Information with respect to the transactions described in this report. The Pro Forma Financial Information will be filed by amendment to this report not later than 60 days after the date on which this report is required to be filed.

(c)  Exhibits:

99.1	Press Release dated March 27, 2002 (incorporated by reference to the Schedule TO filed by Mentor Graphics with the SEC on March 27, 2002).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 10, 2002

MENTOR GRAPHICS CORPORATION

(Registrant)

By:	/s/ GREGORY K. HINCKLEY
Gregory K. Hinckley President and Chief Operating Officer

EXHIBIT INDEX

Exhibits

99.1	Press Release dated March 27, 2002 (incorporated by reference to the Schedule TO filed by Mentor Graphics with the SEC on March 27, 2002).

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